SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report: December 18, 1997
(Date of earliest event reported)

Commission File No. 333-35653

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Sale and Servicing Agreement, dated as of October 1, 1997, relating to the DiTech Home Loan Owner Trust 1997-1, Home Loan Asset Backed Notes, Series 1997-1)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV


        Delaware                                         06-1204982
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(State of Incorporation)                    (I.R.S. Employer Identification No.)

1285 Avenue of the Americas
New York, New York                                         10019
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Address of principal executive offices                   (Zip Code)



                                 (212) 713-2000
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               Registrant's Telephone Number, including area code



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(Former name, former address and former fiscal year, if changed since last report)






ITEM 5.  Other Events

     On December 18, 1997 Empire Funding Home Loan Owner Trust 1997-1 (the "Issuer") completed the purchase of the Subsequent Loans pursuant to Section
2.06 of the Sale and Servicing Agreement, dated as of October 1, 1997 (the "Sale and Servicing Agreement") among the Issuer, PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), DiTech Funding Corporation (the "Transferor"), and The Bank of New York ("BNY"). The Loans were transferred to the Issuer pursuant to the Subsequent Transfer Agreement, dated as of December 17, 1997 (the "Subsequent Transfer Agreement"), among the Transferor, the Issuer and the Indenture Trustee. Attached as Exhibit 99 are tables setting forth certain characteristics of the Loans as of the date of the Subsequent Transfer.

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Sale and Servicing Agreement.






ITEM 7.  Financial Statements and Exhibits

         (c) Exhibits

Item 601(a)
of Regulation S-K
Exhibit No.                                 Description
-----------                                 -----------

         (EX-99)                            Description of the Loans







     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PAINEWEBBER MORTGAGE
                                          ACCEPTANCE CORPORATION IV


December 30, 1997

                                          By:  /s/ Barbara J. Dawson
                                               ----------------------
                                               Barbara J. Dawson
                                               Senior Vice President

                                INDEX TO EXHIBITS


                                                          Paper (P) or
Exhibit No.                Description                    Electronic(E)
-----------                -----------                    -------------

 (EX-99)                   Description of the Loans             E